SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                             FORM 8-K




            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
               OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):      May 20, 1999
                                                    _____________________


Exact Name of Registrant as
  Specified in Its Charter:    SMTEK INTERNATIONAL, INC.
                             ___________________________________




          DELAWARE                      1-8101                33-0213512
 _____________________________        ____________             _____________
State or Other Jurisdiction of        Commission            I.R.S. Employer
Incorporation or Organization        File Number          Identification No.




Address of Principal Executive Offices:     2151 Anchor Court
                                            Thousand Oaks, CA 91320
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 376-2595
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________


Item 5.  Other Events.

1. On May 20, 1999, at a special meeting of the stockholders of SMTEK International, Inc. (the "Company"), the stockholders approved a Stock Subscription Agreement (the "Agreement") between the Company and TMW Enterprises Inc. ("TMW") pursuant to which the Company agreed to sell between 9,000,000 and 11,250,000 shares of its Common Stock to TMW or an affiliate thereof for an aggregate price of $4,500,000. On May 21, 1999, TMW assigned its rights and obligations under the Agreement to Thomas M. Wheeler, the Company's largest stockholder who is also the Chairman and controlling stockholder of TMW. Immediately following this assignment, the Company consummated the sale of 11,250,000 shares of Common Stock to Mr. Wheeler for $4,500,000. In accordance with the Agreement, the per share purchase price was determined based on the average closing price of the Company's Common Stock on the New York Stock Exchange on the last 10 trading days prior to closing, subject to a minimum price of $0.40 per share and a maximum price of $0.50 per share. This transaction increased Mr. Wheeler's ownership interest in the Company's Common Stock from 18.7% to 38.9%. Also on May 21, the Company paid off a $2,000,000 note payable to Mr. Wheeler and accrued interest thereon of $302,000.

2. At the special meeting of stockholders on May 20, 1999, the stockholders approved a 1-for-20 reverse split of the Company's outstanding Common Stock, and a reduction in authorized Common Stock from 75 million shares to 3,750,000 shares. This reverse stock split became effective at the beginning of trading on May 25, 1999.


Item 7.  Financial Statements and Exhibits.

         Exhibit             Description
         _______             ____________
           10.1 Stock Subscription Agreement dated March 4, 1999 between the Company and TMW Enterprises Inc. (previously filed as Appendix A to the Company's Definitive Proxy Statement dated April 16, 1999)

           22.1     Press release dated May 21, 1999

           22.2     Press release dated May 25, 1999


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SMTEK INTERNATIONAL, INC.


       May 28, 1999                       /s/ Richard K. Vitelle
_________________________________        _________________________________
           Date                         Richard K. Vitelle
                                        Vice President -Finance
                                        (Principal Financial Officer)